EXHIBIT 21.1

                              LIST OF SUBSIDIARIES
                              --------------------

AESP Computerzubehor GmbH, a German company


Advanced Electronic Support Products Computertillbehor i Sweden Aktiebolag, a Swedish company

Jotec/AESP AS, a Norwegian company (formerly known as Dataholding AS)